Exhibit (23.1)


         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration

Statement of Eastman Kodak Company on Form S-8 (No. 333-43524) of our

report, dated May 31, 2006, relating to the financial statements of

Eastman Kodak Employees' Savings and Investment Plan, which appears in this Annual Report on Form 11-K.



Respectfully Submitted,


/s/ Insero & Company CPAs, P.C.
Insero & Company CPAs, P.C.
Certified Public Accountants

Rochester, New York
June 7, 2006